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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and under the caption "Experts" and to the use of our report dated February 27, 1997, in the Registration Statement (Form F-4) and related Prospectus of Paging Network do Brasil S.A. for the registration of $125,000,000 of 13 1/2% Senior Notes due 2005.



                                          Ernst & Young LLP
                                          Auditores Independentes S.C.



Sao Paulo, Brazil
September 5, 1997